AMENDED AND RESTATED

                            LONG TERM INCENTIVE PLAN
                                       OF
                         BARNETT BANKS OF FLORIDA, INC.


                                   I. GENERAL


1.1 Purpose of the Plan

     The Long Term Incentive Plan (the "Plan") of Barnett Banks of Florida, Inc. (the "Company") is intended to advance the best interests of the Company and its subsidiaries by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the grant of restricted stock awards based on the performance, singly or in combination, of the employee or the Company, and through the grant of options to purchase shares of Common Stock of the Company, thereby increasing the personal stake of such key employees in the continued success and growth of the Company and encouraging them to remain in the employ of the Company.

1.2 Administration of the Plan

     The Plan shall be administered by the Compensation Committee or other designated committee (the "Committee") of the Board of Directors of the Company which shall consist of at least three directors. Members of the Committee are not eligible to participate in the Plan. No one shall become a member of the Committee who has been eligible to participate in the Plan within one year prior to the date of his proposed appointment to the Committee.

     In accordance with the foregoing, the Board of Directors of the Company has designated as the Committee the members of the Compensation Committee of the Board who are not eligible to participate in the Plan and who have not been eligible to so participate within one year prior to the date of their proposed appointment to the Committee.

     The Committee shall have full and final authority in its discretion to interpret conclusively the provisions of the Plan as it may deem advisable; to adopt such rules and regulations for carrying out the Plan as it may deem advisable; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.

     The Committee shall meet once each fiscal year, and at such additional times as it may determine or at the request of the chief executive officer of the Company, to designate the eligible employees, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. No such designation shall be effective as the grant of an award under the Plan until approved by the Board of Directors of the Company; provided, however, that the Board of Directors may empower the Committee to grant such awards without approval by the Board of Directors. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.3 Eligible Participants

     Key employees, including officers of the Company and its subsidiaries, (as that term is used in Section 422A of the Internal Revenue Code of 1954, as amended) shall be eligible to participate in the Plan. Directors who are not employees of the Company or its subsidiaries shall not be eligible to participate in the Plan.

1.4 Awards Under the Plan

     Awards under the Plan may be in the form of options to purchase shares of Common Stock of the Company and restricted stock awards, or any combination thereof.

1.5 Other Compensation Programs

     The adoption of the Plan contemplates the continuation of any existing incentive compensation plan of Barnett Banks of Florida, Inc. as a compensation program of the Company and in no way limits or is limited by the operation, administration or amendment of any such plan.

     The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating employees of the Company in such other forms and amounts as it may determine from time to time.

1.6 Limitation on Grants

     The aggregate number of shares of Common Stock which may be granted as Restricted Stock Awards or issued upon exercise of Incentive Stock Options and Executive Stock Options may not exceed 2,500,000 shares.


                         II. INCENTIVE STOCK OPTION PLAN

2.1 Eligibility

     Eligibility  for  the  award  of  options   pursuant  to  this  Article  II
("Incentive Stock Options") shall be determined pursuant to Section 1.3 of the Plan,


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


2.2 Limitation on Grant of Options

     The aggregate number of shares of Common Stock which may be issued upon exercise of Incentive Stock Options may not exceed the number determined pursuant to Section 1.6 of the Plan.

     The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the stock for which any employee may be granted Incentive Stock Options in any calendar year (under all such plans of the Company and its subsidiaries) shall not exceed $100,000 plus any unused limit carryover to such year.

     If $100,000 exceeds the aggregate fair market value (as determined as of the time the Incentive Stock Option is granted) of the stock for which an employee was granted Incentive Stock Options in any calendar year after 1980 (under all such plans of the Company and its subsidiaries), one-half of such excess shall be unused limit carryover to each of the three succeding calendar years reduced by the amount of such carryover which was used in prior calendar years.

     The amount of incentive Stock Options granted during any calendar year shall be treated as first using up the $100,000 limitation and then any unused limit carryovers to such year in the order of the calendar years in which the carryovers arose.

2.3 Terms and Conditions of Options

     Subject to the following provisions, all Incentive Stock Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

     (a) Option Price. The option price per share shall be at least the fair market value (as determined by the Committee) of the Common Stock on the date the Incentive Stock Option is granted.

     (b) Term of Option. The term of an Incentive Stock Option shall not exceed ten years from the date of grant.

     (c) Payment. Payment for shares as to which an Incentive Stock Option is exercised shall be made in such manner and at such time or times as shall be provided by the Committee at the time of grant, in cash, in Common Stock of the Company, or any combination thereof.

     (d) Exercise of Option. Incentive Stock Options shall be exercisable in whole or in part after completion of such periods of service as the Committee shall specify when granting the options; provided, however, that the absence of any Committee specification to the contrary, and subject paragraphs (f) and (g) below, fifty percent of the shares subject to the incentive Stock Option shall have been earned and the incentive Stock Option shall become exercisable with respect to such shares on the third


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


anniversary of the date of grant of the Incentive Stock Option. On each of the next two anniversaries of the grant, an additional twenty-five percent of the shares subject to the Incentive Stock Option shall have been earned and the Incentive Stock Option shall become exercisable with respect to such shares.

     In the event that an Acceleration Event occurs, all of the shares subject to the incentive Stock Option shall immediately become earned and the Incentive Stock Option shall become exercisable with respect to such shares.

     In no event,  however,  and notwithstanding  paragraphs (f) and (g) of this
Section 2.3, may an Incentive Stock Option be exercised after the expiration of ten years from the date of grant.

     (e) Nontransferability of Option. Incentive Stock Options shall not be transferable except that upon the death of a holder, the holder's Incentive Stock Options may be exercised by the executor or administrator of the holder's estate, or by a person who acquired the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the holder.

     (f) Termination of Employment. A holder's Incentive Stock Option privileges shall expire three months after the termination of the holder's employment for any reason other than death, disability (as determined by the Committee) or retirement (a retirement program of the Company or one of its subsidiaries) otherwise as determined by the Committee, and shall be limited to the shares which could have been purchased by the holder at the date of termination of employment.

     (g) Termination of Employment by Reason of Death, Disability or Retirement. Upon the termination of a holder's employment by reason of death, disability, or retirement at age 65 or thereafter, the holder's Incentive Stock Option privileges shall expire unless exercised within one year of the date of such termination. All options held at the termination date by such employees shall be exercisable, irrespective of whether the rights have been fully earned by that date. In case of termination of a holder's employment by reason of early retirement within the meaning of the retirement plan, the holder's Incentive Stock Option privileges shall expire unless exercised within one year of the date of such termination. Such options shall be limited, however, to the shares which could have been purchased by the holder at the date of such termination, except that the Committee, in its discretion, may waive any holding period requirements pursuant to paragraph (d) above that the right to purchase option shares must be fully earned.

     (h) Serial Exercise. Notwithstanding the provision of paragraph (d), and Incentive Stock Option may not be exercisable while there is any outstanding Incentive Stock Option which was granted, before the granting of such Incentive Stock Option, to


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


the employee. For the purpose of this paragraph, an Incentive Stock Option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

     (i) Special Rule for 10 Percent Shareholders. If at the time an Incentive Stock Option is granted, an Employee owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the terms of the incentive Stock Option shall specify that the option price shall be at least 110 percent of the fair market value of the stock subject to the option and such option shall not be exercisable after the option expiration of 5 years from the date such option is granted.

     (j) Acceleration Event. Notwithstanding anything herein to the contrary, if an Acceleration Event has occurred, then all of the shares subject to the Incentive Stock Option shall immediately become earned and the Incentive Stock Option shall become exercisable with respect to such shares on the date such Acceleration Event occurred.


                        III. EXECUTIVE STOCK OPTION PLAN

3.1 Eligibility

     Eligibility for the award of options pursuant to this Article III ("Executive Stock Options") shall be determined pursuant to Section 1.3 of the Plan.

3.2 Limitation on Grant of Options.

     The aggregate number of shares of Common Stock which may be issued upon exercise of Executive Stock Options may not exceed the number determined pursuant to Section 1.6 of the Plan.

3.3 Terms and Conditions of Options.

     Subject to the following provisions, all Executive Stock Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

     (a) Option Price. The option price per share shall be at least the fair market value (as determined by the Committee) of the Common Stock on the date the Executive Stock Option is granted.

     (b) Term of Option. The term of an Executive Stock Option shall not exceed ten years from the date of grant.

     (c) Payment. Payment for shares as to which an Executive Stock Option is exercised shall be made in such manner and at such time or times as shall be provided by the Committee at the time of grant, in cash, in Common Stock of the Company, or in any combination thereof.


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


     (d) Exercise of Option. Executive Stock Options shall be exercisable in whole or in part after completion of such periods of service as the Committee shall specify when granting the Options; provided, however, that in the absence of any Committee specification to the contrary, and subject to Paragraphs (f) and (g) below, 50 percent of the shares subject to the Executive Stock Option shall have been earned and the Executive Stock Option shall become exercisable with respect to such shares on the third anniversary of the date of grant of the Executive Stock Option. On each of the next two anniversaries of the grant, an additional 25 percent of the shares subject to the Executive Stock Option shall have been earned and the Executive Stock Option shall become exercisable with respect to such shares.

     In the event that an Acceleration Event occurs, all of the shares subject to the Executive Stock Option shall immediately become earned and the Executive Stock Option shall become exercisable with respect to such shares.

     In no event,  however,  and notwithstanding  paragraphs (f) and (g) of this
Section 3.3, may an Executive Stock Option be exercised after the expiration of ten years from the date of grant.

     (e) Nontransferability of Options. Executive Stock Options shall not be transferable except that upon the death of a holder, the holder's Executive Stock Option may be exercised by the executor or administrator of the holder's estate, of by a person who acquired the right to exercise such Executive Stock Options by bequest or inheritance or by reason of the death of the holder.

     (f) Termination of Employment. A holder's Executive Stock Option privileges shall expire three months after the termination of the holder's employment for any reason other than death, disability (as determined by the Committee) or retirement (under a retirement program of the Company or one of its subsidiaries or otherwise as determined by the Committee), and shall be limited to the shares which could have been purchased by the holder at the date of termination of employment.

     (g) Termination of Employment by Reason of Death, Disability or Retirement. Upon the termination of a holder's employment by reason of death, disability or retirement at age 65 or thereafter, the holder's Executive Stock Option privileges shall expire unless exercised within one year of the date of such termination. All options held at the termination date by such employees shall be exercisable, irrespective of whether the rights have been fully earned by that date. In case of termination of a holder's employment by reason of early retirement within one year of the date of such termination. Such options shall be limited, however, to the shares which could have been purchased by the holder at the date of such termination, except that the Committee, in its discretion, may waive any holding period requirements pursuant to paragraph (d) above that the right to purchase option shares must be fully earned.

     (h) Acceleration Event. Notwithstanding anything herein to the contrary, if an Acceleration Event has occurred, then all of the shares subject to the Executive Stock Option shall immediately become earned and the Executive Stock Option shall become exercisable with respect to such shares on the date such Acceleration Event occurred.

3.4 Supplemental Payment on Exercise of Options

     The Committee, either at the time of grant or at the time of exercise of any Executive Stock Option, may provide for a supplemental payment by the Company or its subsidiaries to the optionee upon the exercise of any Executive Stock Option, such payment to be not greater than the lesser of: (i) the difference between the option price (as established pursuant to paragraph (a) of Section 3.3, subject to adjustment, if any, pursuant to Section 5.2) and the fair market value, at the time of exercise of the option, of the shares acquired (the "Spread"); or (ii) the Spread times the ratio of the maximum federal income tax rate payable by an employee on such Spread (at the date of exercise) to 50 percent. Such supplemental payment shall be made in cash; provided, however, that any such payment may, at the option of the Committee, be made in whole or in part in Common Stock of the Company. Shares of Common Stock issued pursuant to this Section 3.4 shall not be deemed to have been issued upon the exercise of Executive Stock Options for purposes of the limitations imposed by Section 3.2 of the Plan.


                            IV. RESTRICTED STOCK PLAN


4.1 Eligibility

     Eligibility for awards pursuant to this Article IV ("Restricted Stock Awards") shall be determined pursuant to Section 1.3 of the Plan.

4.2 Limitations on Grant of Awards

     The aggregate number of shares of Common Stock which may be granted as Restricted Stock Awards may not exceed the number determined pursuant to Section
1.6 of the Plan. No more than 7,500 shares of Common Stock as Restricted Stock Awards may be granted to any one employee under the Plan.

4.3 Terms and Conditions of Awards

     Restricted Stock Awards may be granted by the Committee under a restricted stock agreement. Such agreement shall specify the number of shares granted and the conditions and terms of the restrictions. The Committee is empowered to accelerate the expiration of any applicable restriction for all or part of the shares awarded upon satisfaction of specified "Management Objectives" within a specified "Performance Period". Except for restrictions on sale, transfer or encumbrance of shares, a recipient of a Restricted Stock Award has all other rights of a shareholder, including dividend rights and voting rights. Legended certificates for restricted shares shall be deposited with the Company or its designee during the restriction period.

     (a) Performance Period. The Performance Period with respect to any Restricted Stock Award shall be the period of time within which the Management Objectives relating to that award are to be achieved. The Committee shall determine the length of the Performance Period, which shall commence on the date of grant of the Restricted Stock Award and shall be at least two years.

     (b) Management Objectives. Restricted Stock Awards shall be deemed to have been earned by an employee based upon achievement of Management Objectives specified by the Committee at the time of grant. Such Management Objectives may be described in terms of Company-wide objectives (including but not limited to achievement of specified levels of return on consolidated gross assets or return on stockholders' equity or some combination thereof) or of objectives which are related to the performance of a subsidiary, department or function within the Company in which the employee is employed. Management Objectives relating to any particular grant of a Restricted Stock Award need not be the same as those relating to any other grant, whether made at the same or a different time. If, during the Performance Period relating to any Restricted Stock Award, events or transactions occur which, in the sole judgment of the Committee, cause the Management Objectives relating to such Restricted Stock Award to be grossly inappropriate measure of the achievement of the employee, the Committee may adjust such Management Objectives.

     (c) Earning of Award. The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, determine the extent to which the expiration of restrictions on a Restricted Stock Award to which such Performance Period relates has been accelerated by the employee through achievement of the relevant Management Objectives.

     (d) Termination of Employment. If any employee's employment has terminated because of death, disability (as determined by the Committee) or retirement (under a retirement program of the Company or one of its subsidiaries or otherwise as determined by the Committee) prior to the end of the Performance
Period, the extent to which a Restricted Stock Award shall be deemed to have been earned shall be determined by multiplying the amount of the Restricted Stock Award which would have been earned had the employee's employment not been terminated by a fraction, the numerator of which is the number of full calendar months such employee was employed during the Performance Period and the denominator of which is the total number of full calendar months in the Performance Period. If an employee's employment terminates for any reason other than as described in the preceding sentence, the employee shall be deemed not to have earned the Restricted Stock Award unless the Committee determines otherwise in its sole


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


discretion (in which event the extent to which the Restricted Stock Award shall be deemed to have been earned shall not exceed the amount determined pursuant to the preceding sentence).

     (e) Acceleration Event. Notwithstanding anything herein to the contrary, if an Acceleration Event has occurred, then all restrictions on the Restricted Stock Award shall lapse on the date such Acceleration Event occurred.


                            V. ADDITIONAL PROVISIONS

5.1 General Restrictions

     Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of such award or the issuance or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.2 Amendments for Changes in Capitalization.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board of Directors shall make such adjustments as the Committee may recommend and as the Board of Directors in its discretion may deem appropriate in the number and kind of shares authorized by the Plan, in the number, option price or kind of shares covered by the awards and in any outstanding awards under the Plan in order to present substantial dilution or enlargement thereof.

5.3 Amendments

     The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by stockholders, may
(a) increase the total number of shares which may be issued under the Plan or to any individual under the Plan, (b) increase the total value of supplemental payments which may be made pursuant to Section 3.4 hereof, (c) reduce the option price for shares which may be purchased pursuant to awards under Articles II and III hereof, (d) authorize the distribution of cash awards the amount of which is determined by reference to the value of shares of Common Stock, (e) extend the period during which awards may be granted, or (f) change the class of employees to whom awards may be granted, except as provided in Section 5.2 hereof. Other than as expressly permitted under the Plan, no outstanding award may be revoked or altered in a manner unfavorable to the holder without the consent of the holder.

5.4 Cancellation of Awards

     Any award granted under the Plan may be cancelled at any time with the consent of the holder and a new award may be granted to such holder in lieu thereof.

5.5 Shares Subject to the Plan.

     Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares, from shares issued and held in the treasury of the Company or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Board of Directors.

5.6 Rights of a Shareholder

     Holders of awards under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

5.7 Withholding

     Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

5.8 Non-Assignability

     Except as expressly provided in the Plan, no award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. During the lifetime of the holder, awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

5.9 Non-Uniform Determinations

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, and the terms and provisions of such awards and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

5.10 No Guarantee of Employment

     The grant of an award under the Plan shall not constitute an assurance of continued employment for any period.

5.11 Effective Date; Duration

     The Plan shall become effective as of September 16, 1981, subject to approval by stockholders at the Company's Annual Meeting of Stockholders. No award may be granted under the Plan after September 15, 1991, but awards theretofore granted may extend beyond such date.

5.12 Acceleration Event

     Notwithstanding anything herein to the contrary, if a Change in Control of the Company has occurred or if the Committee determines in its sole discretion that an Acceleration Event has occurred, then all Incentive Stock Options and Executive Stock Options shall become fully exercisable and all restrictions on the Restricted Stock Awards shall expire as of the date such Change in Control occurred or the Committee so determines.

     For the purposes of the Plan, an Acceleration Event includes any Change in Control of the Company, which shall be deemed to have occurred if:

     (a) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) should require direct or indirect beneficial ownership of 24% or more of the combined voting power of the then outstanding securities of the Company, or

     (b) during any period of two consecutive years, the individual who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or

     (c) The Board of Directors or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) directly or indirectly exercises a controlling influence over the management or policies of the Company.

5.13 Restrictions on Total Number of Options and Awards

     Subject to adjustment for changes in capitalization described in Section 3.2, awards of Common Stock under Incentive Stock Options, Executive Stock Options and Restricted Stock Awards under the Plan to any one person shall not exceed 225,000 shares on a cumulative basis so long as the Plan is in effect.